Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

June 24, 2024

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to ConocoPhillips, a Delaware corporation (“ConocoPhillips”), in connection with the preparation and filing of ConocoPhillips’ Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), relating to shares of ConocoPhillips’ common stock, par value $0.01 per share (the “ConocoPhillips Shares”), to be issued by ConocoPhillips pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 28, 2024, by and among ConocoPhillips, Puma Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, and Marathon Oil Corporation, a Delaware corporation.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, ConocoPhillips’ Amended and Restated Certificate of Incorporation, and ConocoPhillips’ Second Amended and Restated Bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of ConocoPhillips and certificates or comparable documents of public officials and of officers and representatives of ConocoPhillips.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the ConocoPhillips Shares to be issued by ConocoPhillips pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the ConocoPhillips Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such ConocoPhillips Shares will be validly issued, fully paid, and nonassessable.

We are members of the bar of the State of New York. ConocoPhillips is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the validity of the ConocoPhillips Shares offered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz